Exhibit 10.1

BANK OF SOUTHERN CONNECTICUT

DIRECTOR RETIREMENT PLAN

The Directors of Bank of Southern Connecticut (the “Company”) believe that the continued success of the Company will depend on the quality of the individuals who agree to serve as Directors of the Company and its subsidiaries.  In order to induce individuals to serve as non-employee Directors, and in order to reward those who have served the Company loyally for a significant number of years upon retirement from the Board, and so as to permit others to serve in their stead, the Directors have adopted the following Director Retirement Plan (“Plan”).

1.             Effective Date.  The Effective Date of this Plan shall be March 3, 2011.

2.             Certain Definitions.

(a)	Beneficiary shall mean the person or persons designated by a Director in accordance with Section 5 hereof to receive benefits under the Plan after the death of the Director

(b)	Company is Bank of Southern Connecticut and its subsidiaries

(c)
Director is a person, other than an Inside Director, duly serving, on or after January 1, 2011, as a Director of the Company pursuant to the applicable provisions of the by-laws of the Company.  No person shall be considered to be a Director at any time for purposes of this Plan when such person is also an Inside Director.

(d)	Disability shall be determined as provided for in Section 4 of the Plan.

(e)
Full-Vesting Date shall be the date on which the Director has completed  Five (5) years of service as a Director following adoption of this Plan. Years of service as a Director shall include all time spent as a Director (but not an Inside Director) of the Company.  Years of service as a Director shall not include any periods during which a person was employed by the Company. The Full Vesting Date shall be accelerated upon a Change-in-Control of the Company (as may be defined by the Board of Directors) or the death, Disability or failure to stand for reelection as a Director due to any age restriction to the date of occurrence of any such event.

(f)
Inside Director is a person duly serving as a Director of the Company pursuant to the applicable provisions of the by-laws of the Company and who simultaneously is a full-time employee or officer of the Company.

(g)	Plan shall mean the terms, conditions and benefits provided by this document and any amendment or restatement of this document.

(h)	Plan Benefit shall be $50,000.

(i)	Retirement and Retire shall mean termination of service as a Director of the Company for any reason other than death, Disability (provided in Section 4) or Specially-Defined Cause.

(j)
Specially-Defined Cause shall mean committing fraud, misappropriation of Company assets or embezzlement of any party’s funds while serving as a Director of the Company, or willfully engaging in violation of banking laws or regulations.  For purposes of this provision, no act, or failure to act, on the part of the Director shall be considered “willful” unless it is done, or omitted to be done, by the Director in bad faith or without reasonable belief that the Director’s action or omission was in the best interests of the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Director in good faith and in the best interests of the Company.  Notwithstanding the foregoing, the Director shall not be deemed to have been discharged for Specially-Defined Cause unless and until there shall have been delivered to him a certified communication of such discharge by a representative of the Company that the Board of Directors of the Company (exclusive of the subject Director), has determined that the Director was guilty of conduct which is deemed to be Specially-Defined Cause as defined in this Section and specifying the particulars thereof, after reasonable notice to the Director setting forth in reasonable detail the nature of such Specially-Defined Cause and an opportunity for him or her together with counsel to be heard before the Board of Directors of the Company.

3.         Benefit Payable.

(a)	General. No person shall be entitled to receive any benefits under this Plan unless he or she is no longer serving as a Director of the Company.

(b)	Retirement. A Director who Retires after the Full-Vesting Date and on or after his or her 78th birthday will receive the Plan Benefit.

(c)
Time of Payment.  If a Director is entitled to receive the Plan Benefit, the Plan Benefit shall be payable within thirty (30) days after the date on which the Director ceases to serve as a Director of the Company.

(d)	Death. If a Director dies while serving as a Director, his or her Beneficiaries, determined pursuant to Section 5 hereof, will receive the Plan Benefit.

(e)	Disability. A Director who ceases to serve as a Director due to Disability and meets the requirements set forth in Section 4, will receive the benefit described in Section 4.

(f)
Specially-Defined Cause.  A Director whose services as a Director are terminated for Specially-Defined Cause (or with respect to whom Specially-Defined Cause is later discovered) will receive no Plan Benefit and will automatically be deemed to have forfeited all rights and benefits under the Plan.

4.         Disability Under the Plan.

(a)
A Director may request to be considered to have a Disability under this Plan.  A Director shall be determined to have a Disability hereunder if the Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.  In making a determination of a Disability hereunder, the Company shall follow any guidance or regulations issued by the Internal Revenue Service pursuant to Section 409A of the Internal Revenue Code of 1986, as amended.

(b)
If a Director ceases to be a Director due to Disability, he or she will receive his or her Plan Benefit no later than thirty (30) days after forwarding a letter of resignation to the Board of Directors of the Company relinquishing the office of Director due to Disability.

5.         Beneficiary Designation Procedure.  Each Director may designate one or more Beneficiaries to receive, upon his or her death, specified percentages of any death benefit payable pursuant to Section 3(d).  The Director shall designate any such Beneficiaries in writing and shall submit such designation in writing to the President of the Company.  Only designated Beneficiaries alive at the Director’s death shall be entitled to share in the benefit payment.  Absent a contrary specification by the Director in writing submitted to the President of the Company, each Beneficiary alive at the Director’s death (or in the case of the Beneficiary’s death after the Director’s death, the Beneficiary’s estate) shall share equally in death benefit payments.  If no designated Beneficiary is alive at the Director’s death, his or her surviving spouse shall be entitled to any death benefit payments.  If the Director dies leaving neither a designated Beneficiary nor a surviving spouse, his or her estate shall be entitled to any death benefit payments.

6.
Alienability and Assignment Prohibition.  Except to the extent specifically provided in Section 5, neither the Director, his or her surviving spouse nor any other Beneficiary under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.  In the event the Director or any Beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Company’s liabilities hereunder shall forthwith cease and terminate.

7.	Binding Obligation of the Company and any Successor In Interest. This Plan shall bind the Director and the Company, their heirs, successors, personal representatives and permitted assigns.

8.	Applicable Law. This Plan shall be governed by, and construed and enforced in accordance with the substantive laws of the State of Connecticut without regard to its principles of conflicts of laws.

9.
Entire Agreement.  This Plan constitutes the entire agreement between the Company and the Directors, their surviving spouses and beneficiary(ies) pertaining to its subject matter and supersedes all prior and contemporaneous agreements, understanding, negotiations, prior draft agreements, and discussions of the parties, whether oral or written.

10.
Withholding.  The Company may withhold from any amounts payable under this Plan, such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

11.
Delay in Payments.  Notwithstanding anything else herein to the contrary, in the event that a Director is deemed to be a “specified employee” of the Company as of the December 31 immediately prior to the scheduled date of payment of benefits under the Plan (or, if the scheduled payment date occurs between January 1 and March 31 of a given year, then the determination of “specified employee” shall be made as of the next preceding December 31), and if the Company is then considered to be a “publicly traded” entity, all as determined under Section 409A of the Internal Revenue Code), then payments hereunder shall be delayed until the first business day following the Director’s date of retirement or resignation, but only to the extent that such delay is necessary in order to comply with the requirements of Section 409A of the Internal Revenue Code.  The date on which a Director’s cessation of service occurs under Section 3(c) above shall be determined in accordance with the separation from service rules under Section 409A of the Internal Revenue Code.

12.
Interpretation.  When a reference is made in this Plan to sections or exhibits, such reference shall be to a section of or exhibit to this Plan unless otherwise indicated.    In all instances, the Board of Directors of the Company has the authority to construe and interpret the terms of the Plan, and to determine benefits payable hereunder.

13.
Regulatory Provisions.  The Directors confirm that they are aware of the fact that the Federal Deposit Insurance Corporation has the power to preclude the Company from making payments to a Director under this Plan under certain circumstances.  The Directors agree that the Company shall not be deemed to be in breach of this Plan if it is precluded from making a payment otherwise payable hereunder by reason of regulatory requirements binding on the Company.

14.
Amendment and Termination.  Notwithstanding anything else herein to the contrary, the Board of Directors of the Company reserves the right to amend or terminate the Plan at any time, for any or no reason.  No such amendment or termination, however, may serve to reduce the amount of a Director’s benefits hereunder that have accrued.

15.
Communications.  All notices and other communications hereunder shall be in writing and shall be given by hand, sent by facsimile transmission with confirmation of receipt requested, sent via a reputable overnight courier service with confirmation or receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at their respective addresses set forth below (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed.  Notices sent to the Company shall be addressed to it at its head office, Attention:  President, and notices to the Directors shall be addressed to their last address as provided in writing to the Company.

BANK OF SOUTHERN CONNECTICUT

Designation of Beneficiary Under Bank of Southern Connecticut
Director Retirement Plan

Name of Director:  _________________________________

President
Bank of Southern Connecticut
215 Church Street
New Haven, Connecticut 06510

I, the above named Director of  Bank of Southern Connecticut, pursuant to Section 5 of the Company’s Director Retirement Plan hereby designate the following Beneficiary(ies) to receive my Plan Benefit, if any, payable under said Plan in the event of my death:

Primary Beneficiary(ies)                                                                                                Percentage of my Plan Benefit payable to
                                     my designated Beneficiary(ies):

____________________________________                                                                           ______________%
(Name)

____________________________________
(Address)

____________________________________                                                                           ______________%
(Name)

____________________________________
(Address)

____________________________________                                                                           ______________%
(Name)

____________________________________
(Address)

I understand that if any one of the Beneficiaries named above does not survive me, the other Beneficiaries named above shall take such Beneficiary’s share on a per capita basis.

If none of the Beneficiaries name above as Primary Beneficiaries survive me, I hereby designate the following Contingent Beneficiary(ies) to receive my Plan Benefit, if any, payable to me under the terms of said Plan in the event of my death.

Contingent Beneficiary(ies)                                                                                              Percentage of my Plan Benefit payable to
                                      my designated Beneficiary(ies):

____________________________________                                                                           ______________%
(Name)

____________________________________
(Address)

____________________________________                                                                           ______________%
(Name)

____________________________________
(Address)

____________________________________                                                                           ______________%
(Name)

____________________________________
(Address)

I understand that if any of the Contingent Beneficiaries named above does not survive me, the other Contingent Beneficiaries named above shall take such Contingent Beneficiary’s share on a per capita basis.

Signed this ____________ day of _______________, 2011.

__________________________________________________
Signature of Director

Receipt

The undersigned, being President of Bank of Southern Connecticut, hereby acknowledges receipt of the above Designation of Beneficiary this __________ day of ______________, 2011.

___________________________________________________
Signature of President of Bank of Southern Connecticut